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                                                                  EXHIBIT 10.13

                                   AGREEMENT

         This Agreement ("Agreement") is made and entered into as of the later of the two signature dates below (the "Effective Date") by and between Pegasus Solutions, Inc., a Delaware corporation ("PEGASUS"), and Orbitz, LLC, a Delaware limited liability company ("ORBITZ").

1.       DEFINITIONS

         1.1 "ACCOMMODATION" means a lodging accommodation for a fixed number of nights on a pre-paid basis, with such other terms and conditions, including cancellation policy, as the hotel at which such lodging accommodation is to take place may determine, and which accommodation is presented to the guest in a Non-Opaque Manner and is subject to a rate other than a Packaged Rate or a Restricted Rate.

         1.2 "AFFILIATE" means, with respect to any entity, any other entity that directly or indirectly, controls, is controlled by, or is under common control with such entity. For purposes of this definition, "control" (including the terms "controlled by" and "under common control with") means the power, directly or indirectly, to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

         1.3 "CHAIN MARKS" means any Participating Chain's trade names, trademarks, service marks, domain names and other visual representations thereof, including logos, designs, symbols, word marks, images, colors and color combinations, trade dress, characters and other publicity rights, or other indicia of ownership owned or used by such Participating Chain and provided to ORBITZ hereunder.

         1.4 "CHANGE IN CONTROL" means the occurrence of any of the following events with respect to a party:

                  (i) an acquisition by any individual, entity or group of beneficial ownership of 50% or more of either (1) the then outstanding equity interests of the party (the "Outstanding Interests") or (2) the combined voting power of the then outstanding voting interests of the party entitled to vote in the general election of directors (the "Voting Interests"); or

                  (ii) a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the party (a "CIC Event"); excluding, however, a CIC Event pursuant to which the individuals and entities who are the beneficial owners, respectively, of the Outstanding Interests and the Voting Interests immediately prior to such CIC Event beneficially own, directly or indirectly, more than 50%, respectively, of the Outstanding Interests and the Voting Interests of the entity resulting from such CIC Event.

         1.5 "COMPETITIVE ENTITIES" means the following entities that provide online individual leisure travel services: Sabre Inc. (including Easy Sabre and Travelocity), HRN, Expedia Inc. (including Travelscape), Priceline.com Incorporated, American Express Company, TravelWeb.com, Cendant Corporation (including TheTrip.com, CheapTickets.com, and Galileo

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International), GetThere.com, Inc., LowestFare.com, Site59.com, Inc., and any
successor entity. ORBITZ may add additional entities that offer online individual leisure travel services in competition with ORBITZ to the list of Competitive Entities with the consent of PEGASUS, which consent shall not be unreasonably withheld; provided, however, that in no event will the following be considered Competitive Entities: (a) web sites branded under any Participating Chain's trademark, service mark or trade name to customers of such Participating Chain which contain information about the published rates and room availability at such Participating Chain, and provide such customers with the ability to review, make reservations or purchase lodging services offered by such Participating Chain (each a "Participating Chain Site"), and
(b) computerized systems used by employees of any Participating Chain that contain information about the published rates, features and room availability at such Participating Chain, and provide such employees with the ability to make reservations or sell lodging services offered by such Participating
Chain to its customers.

         1.6 "CONFIDENTIAL INFORMATION" shall have the meaning given such term in Section 14.1 of this Agreement.

         1.7 "CUSTOMER DATA" means information regarding Users that is gathered during a Transaction.

         1.8 "FIXED RATE" means the rate charged by a hotel to a third party intermediary for Accommodations when the compensation to such third party intermediary is based upon the margin between such rate and the rate charged to the guest; provided that such intermediary is not the hotel's
Participating Chain.

         1.9 "LAUNCH DATE" means the date on which the Services are accepted by ORBITZ in accordance with Section 2.1 of this Agreement. The current target Launch Date as agreed to by the parties is anticipated to occur on or before May 31, 2002.

         1.10 "MARKED-UP RATE" means the rate charged by a third party reseller for an Accommodation when the rate charged by the hotel is a Fixed Rate.

         1.11 "NET PAID BOOKINGS" means the gross revenue received by PEGASUS for Reservations for which the applicable cancellation deadline has passed without cancellation, exclusive of taxes and other government charges, and net of discounts, refunds, credit card processing fees, and rebates. Net Paid Bookings shall not include any amounts due to a Participating Chain or Participating Property because of credit card fraud or bad debt.

         1.12 "NON-OPAQUE MANNER" means the provision of information to a user concerning hotel lodging accommodations where the user is able to see the identity of the hotel prior to booking the accommodation.

         1.13 "ORBITZ MARKS" means ORBITZ's trade names, trademarks, service marks, domain names and other visual representations thereof, including logos, designs, symbols, word marks, images, colors and color combinations, trade dress, characters and other publicity rights, or other indicia of ownership owned or used by ORBITZ.

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         1.14 "ORBITZ WEB SITE" means the consumer-oriented Internet travel site located at the URL WWW.ORBITZ.COM or any successor Internet site which primarily targets customers in the United States.

         1.15 "PACKAGED RATE" means the rate provided to a User for a lodging accommodation which requires the purchase of other products or services and for which the total price of the package on the date first offered for sale is higher than the highest price commercially available to the consumer of the lodging accommodation alone on such date. For clarity, the parties do not intend that such Packaged Rate shall serve as a means by which a Participating Chain is able to diminish its obligations under the Preferred Distribution Agreement.

         1.16 "PARTICIPATING CHAIN" means any hotel company that has signed a Preferred Distribution Agreement, and any successor-in-interest to any such company.

         1.17 "PARTICIPATING PROPERTY" means any hotel that is a member of a Participating Chain which provides lodging accommodations to be sold as Travel Inventory through the Travel Inventory Datafeed.

         1.18 "PREFERRED DISTRIBUTION AGREEMENT" means the distribution agreement entered into between PEGASUS and each of the Participating Chains to make Travel Inventory available for sale by PEGASUS.

         1.19 "PROPERTY MARKS" means any Participating Property's trade names, trademarks, service marks, domain names and other visual representations thereof, including logos, designs, symbols, word marks, images, colors and color combinations, trade dress, characters and other publicity rights, or other indicia of ownership owned or used by such Participating Property.

         1.20 "REGULAR INVENTORY" means lodging accommodations offered for sale by Participating Chains and Participating Properties that are not Travel Inventory.

         1.21 "RESERVATION" means a reserved Accommodation booked at a Marked-Up Rate utilizing the Travel Inventory Datafeed.

         1.22 "RESTRICTED RATE" means a rate that is not generally available for purchase by the general public, including but not limited to corporate discounted rates, tour operator rates, group rates, meeting and incentive rates, or rates targeted to a select group of travelers such as a rate offered to members of a club, affinity program or other membership organization (e.g., AAA) where there is a good faith effort by the Participating Chain (or entity acting on behalf of the Participating Chain) to limit the availability of such rate to the targeted group.

         1.23 "SERVICES" means the activities which PEGASUS undertakes to provide Travel Inventory to ORBITZ as set forth in EXHIBIT A.

         1.24 "TRANSMITTED CUSTOMER DATA" means those elements of Customer Data that are transmitted by ORBITZ to PEGASUS in connection with this Agreement.

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         1.25 "TRANSACTION" means the electronic booking of a Reservation that occurs when a User hits the "Buy" button and supplies valid credit card information, whether accomplished by means of the Internet, email, broadband, Internet II, wireless and handheld devices, cell phones browser or digital appliances or other digital interactive means, networks, devices or transmissions (whether existing now or in the future).

         1.26 "TRAVEL INVENTORY" means Accommodations offered for sale by PEGASUS pursuant to a Preferred Distribution Agreement at a Marked-Up Rate.

         1.27 "TRAVEL INVENTORY DATAFEED" means the XML datafeed transmitted from PEGASUS to ORBITZ containing available Travel Inventory for display on the ORBITZ Web Site which will allow a User to effectuate a Transaction.

         1.28 "USER" means any individual or entity that effectuates Transactions during the Term.

         1.29 "WEB CONFIRMATION PAGE" means a page view displayed immediately following the completion of a Transaction that confirms such Transaction.

2.       PEGASUS OBLIGATIONS

         2.1 SERVICES.

                  (a) PEGASUS shall be responsible for providing the Services set forth on EXHIBIT A (including all expenses related thereto) in accordance with the specifications set forth therein.

                  (b) Upon notification to ORBITZ of the availability thereof for use, ORBITZ shall promptly test the Travel Inventory Datafeed to determine compliance with the specifications set forth on EXHIBIT A, and shall promptly notify PEGASUS in writing of any failure of the Travel Inventory Datafeed to meet such specifications, which notification shall describe such failures with reasonable specificity, and following which notification PEGASUS shall use diligent efforts to correct any such failure. ORBITZ shall be deemed to have accepted the Services upon the earlier of (i) its giving written notice to PEGASUS of such acceptance, (ii) its failure to notify PEGASUS of any failure of the Travel Inventory Datafeed to meet the specifications in all material respects within 15 days of PEGASUS' delivery to ORBITZ of the original or any corrected version of the Travel Inventory Datafeed, or
         (iii) the first date of availability of the Travel Inventory on the ORBITZ Web Site. If acceptance occurs pursuant to subsection (i) or
         (ii) of the preceding sentence, ORBITZ shall make the Services available on the ORBITZ Web Site within 30 days of its acceptance of the Services.

         2.2 CONFIRMATIONS. PEGASUS will transmit to ORBITZ confirmations for all Transactions, which ORBITZ shall promptly display on a Web Confirmation Page. The parties shall use commercially reasonable efforts to seamlessly transfer the details of Transactions between PEGASUS and the ORBITZ Web Site so that Users may view their Transactions on a real-time basis on the ORBITZ Web Site.

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         2.3 PEGASUS REPORTING. PEGASUS shall provide ORBITZ with monthly reports that set forth, at a minimum, the number of Transactions, the Net Paid Bookings and the amount of Transaction Fees due to ORBITZ during the applicable month. In addition, PEGASUS shall provide ORBITZ with daily online access to the number of Transactions completed during the day the data is viewed and the Net Paid Bookings accrued for the applicable month to date as of the day the data is viewed, such data to be subject to subsequent review and revision by PEGASUS.

         2.4 SERVICE LEVELS. PEGASUS shall provide the Services in accordance with the service levels for the Travel Inventory Datafeed as set forth on EXHIBIT B hereto.

         2.5 PARTICIPATING CHAINS. During the term of the Agreement, PEGASUS shall enter into and maintain Preferred Distribution Agreements with no fewer than three of the following hotel companies: Six Continents
Hotels, Inc., Hyatt Corporation, Marriott International Inc., Hilton Hotels Corporation, and Starwood Hotels & Resorts Worldwide, Inc. or successors in interest; provided, that in the event of a merger of any two or more such companies with one another or the acquisition of one such company by another such company, the parties shall negotiate in good faith to determine the appropriate minimum number of Participating Chains applicable to this Section 2.5. PEGASUS shall actively promote to such Participating Chains the provision of Accommodations for use as Travel Inventory.

         2.6 COMPETITIVE RATES AND PRODUCTS OBLIGATION. During the Term, PEGASUS will offer Travel Inventory for sale on the ORBITZ Web Site (i) at a Marked-Up Rate no higher than the Marked-Up Rate at which substantially identical Accommodations are concurrently offered for sale by any Competitive Entity, (ii) with Accommodations (including service enhancements to such Accommodations, including, without limitation, room upgrades) from each Participating Chain of the same or more favorable type and in the same or higher volume as the Accommodations such Participating Chain provides to Competitive Entities, (iii) with product functionality at least as extensive and comprehensive as that offered by each Participating Chain in connection with the sale of Accommodations by any Competitive Entity, provided that both PEGASUS and the ORBITZ Web Site are capable of accepting such product functionality ((i), (ii) and (iii) collectively, the "Competitive Rates and Products Obligation"); provided, further, that the parties shall mutually agree on new product functionality to be implemented by PEGASUS. PEGASUS shall develop and operate an automated online system for monitoring compliance with the Competitive Rates and Products Obligation (the "Monitoring Application").

                  (a) PEGASUS shall be deemed to be in compliance with the Competitive Rates and Products Obligation if, during each and every calendar month, the Monitoring Application demonstrates that the PEGASUS Marked-Up Rates were no higher than Marked-Up Rates offered to Competitive Entities for substantially identical Accommodations with respect to at least 70% of the Accommodations offered on all such Competitive Entities.

                  (b) For purposes of this Section 2.6, "substantially identical Accommodation" shall mean a room in the same hotel of the same room type with materially identical stay requirements, restrictions and amenities including, but not limited to, duration of stay, available dates, cancellation policies and fees.

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3.       ORBITZ'S OBLIGATIONS

         3.1 DEVELOPMENT OF THE ORBITZ WEB SITE. During the Term, ORBITZ shall be responsible for the development, operation, and maintenance of the ORBITZ Web Site.

         3.2 DISPLAY OF TRAVEL INVENTORY.

                  (a) ORBITZ shall make available on the ORBITZ Web Site all of the Travel Inventory transmitted to the ORBITZ via the Travel Inventory Datafeed.

                  (b) ORBITZ may, in its reasonable discretion, determine the manner in which the Travel Inventory is displayed on the ORBITZ Web Site (including, but not limited to, determining filtering and sorting criteria), provided, however, that, (i) except in response to a customer request, ORBITZ shall display Travel Inventory in an unbiased manner and (ii) the order of information regarding Travel Inventory shall be made on the basis of service criteria that do not reflect hotel identity and that are consistently applied to all Participating Chains and Participating Properties.

                  (c) Notwithstanding ORBITZ's exercise of its reasonable discretion in determining the manner of display of Travel Inventory as set forth above, this Agreement shall in no event be interpreted to supercede or modify any arrangements ORBITZ may have with the Participating Chains and Participating Properties for Regular Inventory. The parties acknowledge that the parties' general objective is to provide users of the ORBITZ Web Site with access to the full range of available lodging accommodations (including Travel Inventory and Regular Inventory). If a Participating Chain or a Participating Property has a reasonable concern about the manner in which the Travel Inventory is displayed, ORBITZ will in good faith consider such concerns.

         3.3 EXCLUSIVITY. During the Term, ORBITZ agrees not to implement an agreement with any third party for the sale on the ORBITZ Web Site of Fixed Rate or Marked-Up Rate lodging accommodations; provided, however, that, with respect to individual properties that are not affiliated with any Participating Chain, ORBITZ may implement such agreements at any time with (i) individual hotel properties directly (and not through any intermediary) and/or (ii) entities offering rental of time share vacation and/villa rental properties. Notwithstanding the restriction set forth in the first clause of the preceding sentence, ORBITZ reserves the right to negotiate and enter into such agreements during the Term, provided that such agreements are not implemented until after the expiration of the Term. Notwithstanding the foregoing, ORBITZ may implement agreements at any time (directly or through any intermediary), with any of the following entities: [***] or third parties whose primary business purpose is to provide inventory on behalf of the foregoing entities. If, at the end of any period of six (6) consecutive calendar months after the Launch Date, the difference between the total Net Paid Bookings for such period and the total of the Fixed Rates applicable to such Net Paid Bookings is less than [***] percent ([***]%) of such total Fixed Rates, ORBITZ may terminate this Section 3.3 at any time during the sixty (60) days following the end of such six month period by providing written notice to PEGASUS; provided, however that during calendar year 2002, ORBITZ will not exercise the

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foregoing right to terminate if the difference between the total Net Paid
Bookings and the total Fixed Rates applicable to such Net Paid Bookings is less than [***] percent ([***]%) due solely to competitive market conditions requiring PEGASUS to meet pricing offered by a PEGASUS competitor or Competitive Entity.

         3.4 MARKETING. During the Term, ORBITZ shall actively market and promote the Travel Inventory available via the Travel Inventory Datafeed in order to generate the maximum number of Transactions, subject to the provisions of Section 3.2 relating to Regular Inventory. ORBITZ agrees that, during the Term, it will not, with respect to the ORBITZ Web Site, co-brand, grant a sponsorship to or promote or enter into any substantially similar agreements for the sale by any third party of Fixed Rate or Marked-Up Rate Accommodations. In the event ORBITZ enters into any agreements with third parties for the sale on the ORBITZ Web Site of Fixed Rate or Marked-Up Rate lodging accommodations pursuant to Section 3.3 of this Agreement, ORBITZ shall promote the Travel Inventory no less prominently than any other such accommodations.

         3.5 REPORTING AND COOPERATION. ORBITZ will use reasonable commercial efforts to provide PEGASUS, at PEGASUS' reasonable request, with (i) reports and information relating to the offering for sale of Travel Inventory on the ORBITZ Web Site, such as Transactions data and trends (e.g., booking activity, purchasing volume by time periods), site usage and activity data (e.g., look-to-book ratios, unique visitors, page views, conversion rates), and results of advertising performed pursuant to this Agreement (e.g., impressions, click-throughs), and (ii) reasonable cooperation to facilitate tracking and reporting by PEGASUS to Participating Chains (e.g., booking source identification); provided, that ORBITZ is not required to incur additional material costs in connection therewith.

4.       LICENSE RIGHTS

         During the Term, PEGASUS grants to ORBITZ, a limited, non-exclusive, worldwide, royalty-free right and license to (i) use and display the Travel Inventory available from the Travel Inventory Datafeed on the ORBITZ Web Site, and (ii) use any PEGASUS logos and other images and materials ("Pegasus Marks"), Chain Marks, and Property Marks which PEGASUS provides to ORBITZ hereunder solely for the purpose of identifying PEGASUS, the Participating Chains, and the Participating Properties in ORBITZ's promotional materials; provided, however, that ORBITZ's right to use any Chain Marks or Property Marks shall be subject in all respects to the terms of the licenses pursuant to which the applicable Participating Chain or Participating Property granted to PEGASUS the right to use or sublicense the use of such Chain Marks or Property Marks, as the case may be. In any event, ORBITZ agrees not to use the Chain Marks and Property Marks in any manner that could reasonably be expected to have an adverse impact on the goodwill attached to such marks. In such circumstances, PEGASUS shall have the right to require ORBITZ to cease or to modify any particular use. ORBITZ acknowledges that the Pegasus Marks, Chain Marks and Property Marks are owned by PEGASUS, the Participating Chains and the Participating Properties respectively and their use by ORBITZ in connection with this Agreement inures to the benefit of PEGASUS, the Participating Chains and the Participating Properties respectively. PEGASUS, the Participating

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Chains and the Participating Properties retain all right, title and interest therein and nothing in this Agreement grants any ownership interest therein to ORBITZ. Notwithstanding anything in this Agreement to the contrary, to the extent ORBITZ wishes to use the Chain Marks and the Property Marks on promotional materials separate from the ORBITZ Web Site, ORBITZ shall provide such promotional materials to PEGASUS so that it can obtain the review and approval of the Participating Chains and/or Participating Properties, which approval shall be a pre-requisite for such use.

5.       OWNERSHIP

         5.1 PEGASUS OWNERSHIP. PEGASUS shall own all right, title and interest, including without limitation all copyrights, patents, trademarks, trade secrets and other intellectual property rights, in and to all versions of the Travel Inventory Datafeed, exclusive of the ORBITZ Marks, and nothing contained in this Agreement shall be deemed to transfer any such right, title or interest to ORBITZ.

         5.2 ORBITZ OWNERSHIP. ORBITZ shall own all right, title and interest, including all copyrights, patents, trademarks, trade secrets and other intellectual property rights, in and to the ORBITZ Web Site and the ORBITZ Marks.

         5.3 PARTICIPATING ENTITY OWNERSHIP. Each Participating Chain and Participating Property shall own all right, title and interest, including without limitation all copyrights, patents, trademarks, trade secrets and other intellectual property rights, in and to its respective Chain Marks or Property Marks.

         5.4 OWNERSHIP OF USERS AND CUSTOMER DATA.

                  (a) USERS AND CUSTOMER DATA. The parties acknowledge and agree that except as set forth in Section 5.4(b), Customer Data shall be considered proprietary information of ORBITZ. PEGASUS agrees not to use any Customer Data, except as specifically permitted by this Agreement. PEGASUS agrees that all ORBITZ terms and conditions, rules, policies and operating procedures, including, but not limited to, policies relating to the use of customer personally identifying information will apply to Customer Data, and PEGASUS agrees not to sell, rent or otherwise transfer such Customer Data to third parties except as reasonably necessary to perform its obligations under the terms of this Agreement. Notwithstanding the foregoing, Participating Chains and all applicable Participating Properties may use User information which is collected directly by such Participating Property or Participating Chain.

                  (b) TRANSMITTED CUSTOMER DATA. The parties acknowledge and agree that the Transmitted Customer Data relating to each Transaction shall be considered proprietary information of ORBITZ and PEGASUS, and all right, title and interest in such Transmitted Customer Data is jointly owned by such parties. PEGASUS agrees that during the term of this Agreement and thereafter, PEGASUS will (i) use such Transmitted Customer Data only as necessary to perform its obligations under this Agreement; and (ii) maintain such Transmitted Customer Data in strict confidence in accordance with the provisions of Section 14 of this Agreement. In no event may any Transmitted Customer Data be disclosed to third parties other than the applicable

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         Participating Chain or Participating Property by ORBITZ or PEGASUS if
         such disclosure would violate either PEGASUS' or ORBITZ's policies regarding the protection of customer privacy. Notwithstanding anything to the contrary contained herein, PEGASUS shall have the further right to grant unrestricted ownership rights in and to Transmitted Customer Data to the Participating Chain and Participating Property that are the subjects of the Transaction to which such Transmitted Customer Data relates.

                  (c) USE BY PEGASUS. Notwithstanding anything to the contrary set forth in this Agreement, PEGASUS may use and disclose aggregated, statistical or trend data derived from Transactions on the ORBITZ Web Site, provided that the details of any individual Transaction (including the identity of any User) and the identities of individual Participating Chains or Participating Hotels are not identifiable or reasonably ascertainable from such disclosed data; provided, further, than any such disclosures shall be subject to ORBITZ's prior written approval, which approval shall not be unreasonably withheld.

6.       FEES

         6.1 TRANSACTION FEES. No transaction fees shall be due for any Transactions generated before June 1, 2002. PEGASUS agrees to pay ORBITZ transaction fees on all Net Paid Bookings with respect to Transactions generated on or after June 1, 2002, during the Term (the "Transaction Fees") as follows:

                  (a) If, in a given calendar month, the difference between the total Net Paid Bookings for such month and the total of the Fixed Rates applicable to such Net Paid Bookings (such difference, the "Aggregate Margin") is equal to or greater than [***] percent ([***]%) of such total Fixed Rates, PEGASUS shall pay Transaction Fees to ORBITZ as follows:

                      (i) If the total Net Paid Bookings in a given calendar month is less than $[***], PEGASUS shall pay Transaction Fees equal to [***] percent ([***]%) of the total Net Paid Bookings for such month; and

                      (ii) If the total Net Paid Bookings in a given calendar month is equal to or greater than $[***], but less than $[***], PEGASUS shall pay Transaction Fees equal to [***] percent ([***]%) of the total Net Paid Bookings for such month; and

                      (iii) If the total Net Paid Bookings in a given calendar month is equal to or greater than $[***], PEGASUS shall pay Transaction Fees equal to [***] percent ([***]%) of total Net Paid Bookings for such month.

                  (b) If the Aggregate Margin for a given calendar month is less than [***]% of the total the Fixed Rates applicable to the Net Paid Bookings for such month, PEGASUS shall pay a Transaction Fee equal to one half of such Aggregate Margin.

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                  (c) Notwithstanding anything to the contrary contained herein, upon termination of this Agreement for any reason, PEGASUS shall pay Transaction Fees to ORBITZ as set forth herein with respect to all Net Paid Bookings for which the Reservation related thereto is made prior to the date of termination, even if the applicable cancellation deadline related to such Net Paid Booking does not pass until after such termination date.

         6.2 INITIATION FEE. PEGASUS agrees to pay ORBITZ, in lieu of potential Transaction Fees from the period from the Effective Date through May 31, 2002, a fee of [***] Dollars (US$[***]) (the "Initiation Fee"); [***]. Except as set forth in Section 9.3, the Initiation Fee shall be non-refundable and shall not be applied as a credit against Transaction Fees.

7.       PAYMENTS

         Within thirty (30) days after the end of each month during the Term with respect to which PEGASUS owes ORBITZ any Transaction Fees, PEGASUS shall furnish ORBITZ with a statement together with payment for any Transaction Fees shown thereby to be due to ORBITZ. The statement shall contain information clearly demonstrating how the payment was computed, and shall at a minimum include Net Paid Bookings, projected Net Paid Bookings for Reservations for which the applicable cancellation deadline has not passed, and number of Transactions. PEGASUS shall remit all payments owed to ORBITZ herein to ORBITZ's address set forth in Section 16.3 (Notices).

8.       ADVERTISING

         8.1 During each year of the Term occurring after the Launch Date, PEGASUS agrees that it will purchase online advertising on the ORBITZ Web Site pursuant to the Advertising Agreement attached as EXHIBIT C hereto in the amount of [***] Dollars (US$[***]) to promote the availability of the Travel Inventory to ORBITZ customers (the "Advertising Fees"). Such advertisements will link directly to such areas of the ORBITZ Web Site where the Travel Inventory is offered, and any resulting Net Paid Bookings will be subject to the Transaction Fees set forth in Section 6.1. During the term of the Agreement, PEGASUS may select advertising placements available on ORBITZ's then current rate card at a discount off of the then current rate card, or any such lower "most favored customer" rate offered by ORBITZ for similarly situated advertisers on the ORBITZ Web Site.

         8.2 The Advertising Fees shall be paid to ORBITZ in quarterly installments during each year of the term of this Agreement with the first installment of [***] Dollars (US$[***]) due upon the Launch Date, and subsequent installments due on the first day of each calendar quarter thereafter.

         8.3 During each year of the Term occurring after the Launch Date, ORBITZ agrees that it shall allocate advertising in the amount of [***] Dollars (US$[***]) out of its advertising budget specifically to promote the availability of the Travel Inventory on the ORBITZ Web Site.

9.       TERM AND TERMINATION

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                                                                   CONFIDENTIAL

                                       10

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         9.1 The term of this Agreement shall commence on the Effective Date and, unless terminated earlier as provided herein, shall continue for three (3) years from the Launch Date (the "Initial Term"). After the Initial Term, the Agreement shall be extended for a period of two additional (2) years (the "Extended Term"), unless either party provides written notice to the other of its intention to terminate the Agreement no less than ninety (90) days prior to the end of the Initial Term. The Initial Term and the Extended Term (unless this Agreement is terminated at the end of the Initial Term, as provided above), shall be collectively referred to herein as the "Term".

         9.2 In the event either party materially fails to perform or comply with this Agreement or any provision hereof, including those set forth in the Exhibits to this Agreement, or fails to make the payments described herein within sixty (60) days of their due date, and fails to remedy the default within sixty (60) days after the receipt of written notice to that effect (except in the case of a material breach as set forth in subsection 9.2(a), in which case PEGASUS shall have thirty (30) days to remedy the default, after receipt of written notice to that effect, provided that prior to or contemporaneously with such notice Pegasus is provided a description of the failures to meet the specifications as required pursuant to Section 2.1(b) hereof), then the other party shall have the right, at its sole option and upon written notice to the defaulting party, to terminate this Agreement. Any notice of default hereunder shall be prominently labeled "NOTICE OF DEFAULT," and shall be delivered pursuant to Section 16.3. The rights and remedies provided in this section are not exclusive and are in addition to any other rights and remedies provided by law or this Agreement. For clarity, the following shall be considered a material default by PEGASUS under this Agreement: (a) the Launch Date does not occur by May 31, 2002 due to the Travel Inventory Datefeed not complying with the specifications as set forth Exhibit A, (b) PEGASUS is unable to maintain its obligations under Section 2.5 or (c) PEGASUS fails to comply with its obligations under Section 2.6 (subject to Section 2.6(a)).

         9.3 Notwithstanding anything to the contrary set forth in Section
9.2 of this Agreement,

                  (a) ORBITZ shall have, as its sole and exclusive remedy, the right to terminate this entire Agreement at any time prior to the payment of the Initiation Fee, by giving written notice to PEGASUS, if PEGASUS fails to pay the Initiation Fee by close of business on January 7, 2001; and

                  (b) ORBITZ shall have the right to terminate this entire Agreement by providing written notice to PEGASUS not later than the close of business on February 8, 2002, in the event that the Board of Mangers of ORBITZ (the "Board") directs management to enter into negotiations with a third party with respect to a proposed transaction (or series of related transactions) that would result in a Change in Control of ORBITZ (an "Acquisition") and the Board, in its good faith business judgment, believes that this Agreement would be detrimental to its ability to consummate such Acquisition; provided, however, that in the event ORBITZ exercises this termination right, ORBITZ shall, by close of business on the first business day following the date on which it exercises this right, refund to PEGASUS the entire amount of the Initiation Fee and,

                                                                   CONFIDENTIAL
         additionally, pay PEGASUS a termination fee of [***] dollars ($[***]).

         9.4 Either party shall have the right to terminate this Agreement at anytime, upon 30 days' prior written notice to the other party, if such other party:

                           undergoes a Change in Control (provided that the right to terminate this Agreement shall expire if unexercised within 3 months of the closing of the Change in Control transaction);

                  9.4.2.   goes into voluntary or involuntary liquidation;

                           is declared insolvent either in bankruptcy proceedings or other legal proceedings;

                           is or becomes party to an agreement with creditors due to such party's failure or inability to pay its debts as they fall due; or

                  9.4.5 has a receiver appointed over the whole or part of such party's business.

         9.5 Either party shall have the right to terminate this Agreement at any time if, (i) either Party or any of its Affiliates, is subject to an inquiry, subpoena or investigation (the "Investigation") by any state, local or other (domestic or foreign) governmental entity (a "Governmental Entity") arising out of or relating to the relationship created by or activities between PEGASUS (or an assignee of PEGASUS) and ORBITZ contemplated by this Agreement, and such Investigation could reasonably be expected to involve the expenditure by the party subject to the Investigation (the "Affected Party") of significant resources, and (ii) the approval of or decision not to object to such activity by such Governmental Entity is predicated on termination of this Agreement or the Affected Party reasonably determines, upon the advice of counsel, that the scope or duration of the Investigation is likely to be reduced substantially by the termination of this Agreement.

         9.6 Upon termination or expiration of this Agreement for any reason,
(i) ORBITZ shall immediately remove any PEGASUS logo link from the ORBITZ Web Site and cease any use of any and all PEGASUS marks, Chain Marks and Property Marks pursuant to this Agreement, and (ii) PEGASUS shall immediately remove any ORBITZ logo link from the any PEGASUS-owned or operated web site and cease any use of any and all ORBITZ Marks pursuant to this Agreement.

         9.7 The following provisions shall survive termination of this
Agreement: 1, 5, 6 (with respect to amounts due but unpaid as of the effective date of the termination), 7, 9.3, 9.5, 9.6, 9.7, 10, 11, 12, 13,
14, 15 and 16.

10.      REPRESENTATIONS AND WARRANTIES

         The representations and warranties and covenants in this Section 10 are continuous in nature and shall be deemed to have been given by each party at execution of this Agreement and

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                                                                   CONFIDENTIAL

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at each stage of performance hereunder. These representations, warranties and covenants shall survive termination or expiration of this Agreement.

         10.1 REPRESENTATIONS AND WARRANTIES OF EACH PARTY. Each party hereby represents and warrants as follows:

                  (a) CORPORATE POWER. Such party is duly organized and validly existing under the laws of the state of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

                  (b) DUE AUTHORIZATION. Such party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

                  (c) BINDING AGREEMENT. To such party's knowledge, this Agreement is a legal and valid obligation binding upon it and enforceable with its terms. The execution, delivery and performance of this Agreement by such party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor, to such party's knowledge, violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

                  (d) LOGOS AND TRADEMARKS. To such party's knowledge, such party has the full and exclusive right to grant or otherwise permit the other party to use the trademarks, logos and trade names as set forth in this Agreement, and that it is aware of no claims by any third parties adverse to any of such trademarks, logos and trade names.

         10.2 REPRESENTATIONS AND WARRANTIES OF ORBITZ. ORBITZ hereby represents and warrants that as of the Effective Date, it is not a party to any agreement with any third party for the sale on the ORBITZ Web Site of Fixed Rate or Marked-Up Rate Accommodations; provided, however that the sole remedy for ORBITZ's breach of this Section 10.2 shall be as set forth in
Section 12.4.

11.      LIMITATION OF WARRANTY

         EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY HEREBY DISCLAIMS, ANY INDEMNITIES, WARRANTIES, GUARANTEES, OR REPRESENTATIONS OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

12.      INDEMNIFICATION

         12.1 MUTUAL INDEMNITIES. Each party agrees to indemnify, defend, and hold harmless the other party and its successors, assigns, affiliates, directors, officers, employees, and agents from and against any and all claims, actions, damages, liabilities, costs and expenses, including reasonable attorneys' fees and expenses, arising out of any third party claim related to:

                  (a) Any death or personal injury, or any destruction of or damage to any real or tangible personal property, alleged to have been caused by or on behalf of the indemnifying party or its employees or agents.

                                                                   CONFIDENTIAL

                  (b) Any infringement of a letters patent, a trade secret, or any copyright, trademark, service mark, trade name or similar proprietary rights conferred by statute, by common law, or by contract alleged to have occurred as a result of rights conveyed, materials provided, or work performed by or on behalf of the indemnifying party; provided, however, that the indemnifying party shall have no liability for any claim of infringement if: (i) the indemnified party is not using the latest version of any intellectual property provided by the indemnifying party ("Current Release"), to the extent such claimed infringement would have been avoided by use of the Current Release,
         (ii) indemnified party is using a form of materials that has been modified by someone other than the indemnifying party from those initially provided by the indemnifying party to the extent such claimed infringement would have been avoided by use of an unmodified form of such materials, or (iii) the allegedly infringing materials have been combined, operated, or used with products or data not supplied by the indemnifying party, to the extent such claimed infringement would have been avoided by the use of such materials without such products or data.

                  (c) Any use of Customer Data other than as permitted by this Agreement.

         12.2 INDEMNIFICATION PROCEDURES. Any party claiming indemnification pursuant to this Agreement will give the indemnifying party prompt written notice of any matters with respect to which this indemnity may apply, will give the indemnifying party full opportunity to control the response thereto and the defense thereof, and will provide reasonable cooperation and assistance in connection with the defense and/or settlement of the claim. However, the indemnified party may, at its own expense, participate in such defense and in any settlement discussions, either directly or through counsel of its choice.

         12.3 INTELLECTUAL PROPERTY REMEDIES. In the event of a claim that any PEGASUS product infringes the intellectual property rights of any third party, and in addition to all other obligations of PEGASUS in this Section 12, PEGASUS shall at its option and expense (a) procure for ORBITZ the right to continue use of such infringing products or services, or any component thereof; or (b) replace or modify the same with non-infringing products or services reasonably satisfactory to ORBITZ.

         12.4 INDEMNIFICATION OF PEGASUS. ORBITZ agrees to indemnify, defend, and hold harmless PEGASUS, its successors and assigns, and their respective affiliates, officers, employees, shareholders and agents from and against any and all claims, actions, damages, liabilities, costs and expenses, including reasonable attorneys' fees and expenses, arising out of any action related to any actual, alleged or anticipated contract between ORBITZ and any of [***].

13.      LIMITATION OF LIABILITY.

         EXCEPT FOR THE OBLIGATIONS SET FORTH IN SECTION 12 (INDEMNIFICATION) AND CLAIMS ARISING UNDER SECTION 14 (CONFIDENTIALITY), BOTH PARTIES AGREE THAT NEITHER PARTY WILL BE

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                                                                   CONFIDENTIAL

LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES (INCLUDING BUT NOT LIMITED TO SUCH DAMAGES ARISING FROM BREACH OF CONTRACT OR WARRANTY OR FROM NEGLIGENCE OR STRICT LIABILITY), OR FOR INTERRUPTED COMMUNICATIONS, LOST BUSINESS, LOST DATA OR LOST PROFITS, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF (OR KNOWS OR SHOULD KNOW OF) THE POSSIBILITY OF SUCH DAMAGES. EXCEPT FOR THE OBLIGATIONS SET FORTH IN SECTION 12 (INDEMNIFICATION) AND CLAIMS ARISING UNDER SECTION 14 (CONFIDENTIALITY), UNDER NO CIRCUMSTANCES SHALL EITHER PARTY, ITS AFFILIATES, OR RELATED COMPANIES BE LIABLE TO THE OTHER PARTY FOR AN AMOUNT GREATER THAN THE AGGREGATE AMOUNTS PAID BY PEGASUS HEREUNDER DURING THE TWELVE MONTH PERIOD PRECEDING THE EVENT TO WHICH THE CLAIM RELATES.

14.      CONFIDENTIALITY; MEDIA COMMUNICATIONS

         14.1 CONFIDENTIALITY.

                  (a) "Confidential Information" is any information concerning any of the parties hereto (whether prepared by a party, its advisors or otherwise) or the performance of this Agreement which is or has been previously furnished to any party receiving such information (the "Receiving Party") by or on behalf of a party in connection with the subject matter of this Agreement, including, but not limited to, any financial data, notes, summaries, reports, analyses or other materials derived in whole or in part from such information, and, if in writing, is either clearly marked "confidential" or the like or is otherwise identified to the Receiving Party to be non-public and confidential, or which the Receiving Party would reasonably expect to be considered confidential and non-public; provided, that notwithstanding any failure to so identify it, all financial reports, business plans, information regarding volumes or projections of a party or any information provided or discussed during a meeting of the parties in connection with the subject matter of this Agreement will be deemed to be Confidential Information. Further, any information pertaining to any of the Participating Chains or Participating Properties, other than information contained in the Travel Inventory Datafeed, shall be deemed the Confidential Information of PEGASUS. The term "Confidential Information" does not include information which (i) is already in the possession of a Receiving Party prior to disclosure by the party disclosing such information (the "Disclosing Party"), provided that such information is not known by such Receiving Party to be subject to another confidentiality agreement with or other obligation of secrecy to the Disclosing Party or another party, or (ii) becomes generally available to the public other than as a result of a disclosure by a Receiving Party, its employees, agents or advisors, or (iii) becomes available to a party from a source other than the Disclosing Party or its advisors, provided that such source is not known to be bound by a confidentiality agreement with or other obligation of secrecy to such Disclosing Party with respect to such information, or (iv) which may be used or disclosed by any party pursuant to the express provisions of this Agreement.

                  (b) Each party hereby agrees that the Confidential Information will be used solely in connection with the performance of this Agreement, and that Confidential

                                                                   CONFIDENTIAL

         Information will be kept confidential by each party; provided, however, that (i) any such information may be disclosed to a Receiving Party's partners, employees, officers, directors, advisors and the representatives of its advisors (collectively, "Representatives") who are involved in the negotiation or performance of this Agreement and need to know such information for the purpose of evaluating issues relating to this Agreement (it being understood that a Receiving Party's Representatives shall be informed by the Receiving Party of the confidential nature of such information and shall be directed by the Receiving Party to treat such information confidentially),
         (ii) Confidential Information may be disclosed pursuant to subsection
         (c) below, and (iii) any disclosure of Confidential Information may be made to which the Disclosing Party consents in writing.

                  (c) Each party agrees to be responsible for any breach of this Agreement by its Representatives. If any Receiving Party or any of its Representatives are requested or required (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information, it shall provide the Disclosing Party with prompt prior written notice of such requirement so that the Disclosing Party may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Agreement. If such protective order or other remedy is not obtained or such Disclosing Party waives compliance with the terms hereof, the Receiving Party agrees to furnish only that portion of the Confidential Information which Receiving Party is advised by its counsel is legally required and to exercise its reasonable efforts to obtain assurances that confidential treatment will be accorded such Confidential Information.

                  (d) In addition, without the prior written consent of each other party, each party agrees not to, and will direct its Representatives not to, disclose to any person any of the terms, conditions or other facts with respect to the terms of this Agreement, except (i) to confirm that such party is a party to this Agreement, and (ii) as may be necessary or advisable, in confidential communications with third parties, in order to proceed with the obligations of either party pursuant to this Agreement.

                  (e) Each party agrees that the other party shall be entitled to equitable relief, including injunction, in the event of any breach of the provisions of this Agreement and that each party shall not raise as a defense or an objection to the request for or granting of such relief that any breach of the provisions of this Agreement is or would be compensable by an award of monetary damages.

                  (f) No party nor any of their Representatives have made or make any representation or warranty as to the accuracy or completeness of the Confidential Information. No party nor any of its Representatives shall have any liability to any party or any of its Representatives resulting from the use of the Confidential Information.

         14.2 Each party will submit to the other party, for its prior written approval, any marketing, advertising, press releases or other promotional materials related to this Agreement and/or referencing the other party and/or its web site, trade names, trademarks and service marks (the "Promotional Materials"). Once approved, the Promotional Materials may be used by a party for the purpose of promoting the services provided under this Agreement, and the content contained therein can be used for such purpose until such approval is withdrawn with reasonable

                                                                   CONFIDENTIAL
prior notice. In the event such approval is withdrawn, existing inventories of Promotional Materials may be depleted.

15.      AUDIT

         Each of ORBITZ and PEGASUS will maintain complete and accurate files, books and records with respect to the Transaction Fees and the reports required under this Agreement for a period of not less than two (2) years following the effective date of termination of this Agreement. Each of ORBITZ and PEGASUS agrees to allow a mutually acceptable independent certified public accountant to audit and analyze its records relating to such Transaction Fees or reports, provided that such auditor agrees in advance to maintain all information obtained during such audit in confidence pursuant to a written agreement that provides no less protection of such information than the terms of Section 14 of this Agreement. All information received by either party and/or its auditor in connection with an audit hereunder shall be deemed Confidential Information subject to the confidentiality provisions of this Agreement. The expense of any such audit shall be borne by the party requesting the audit. Any such audit will be permitted by ORBITZ or PEGASUS within thirty (30) days of the other party's written request, during normal business hours and at times mutually agreed upon by the parties. If, upon completion of an audit, the party that requested such audit reasonably determines that there are discrepancies in the reports provided by the audited party under this Agreement, the parties shall engage in good faith discussions with each other regarding such discrepancies. If such discrepancies are valid, as determined in good faith by the audited party, then the audited party shall take such actions as are necessary to correct such discrepancies and to make any payments to the other party that are based on such discrepancies. Any audit of a party will be made no more than once during any twelve (12) month period, and will not unreasonably interfere with the audited party's business activities.

16.      GENERAL

         16.1 GOVERNING LAW; VENUE; ATTORNEYS FEES. This Agreement shall be construed and controlled by the laws of the State of Illinois, and each party further consents to jurisdiction by the state and federal courts sitting in the City of Chicago, Illinois. Process may be served on either party by U.S. Mail, postage prepaid, certified or registered, return receipt requested, or by such other method as is authorized by law.

         16.2 FORCE MAJEURE. Except to the extent the services contemplated herein are designed to accommodate for service disruptions and failures as outlined in EXHIBIT B, if the performance of this Agreement or any obligation hereunder is prevented, restricted or interfered with by any act or condition whatsoever beyond the reasonable control of the affected party, the party so affected, upon giving prompt notice to the other party, shall be excused from such performance, except for the making of payments hereunder, to the extent of such prevention, restriction or interference.

         16.3 NOTICES; REQUESTS. All notices and requests in connection with this Agreement shall be deemed given as of the day they are (a) deposited in the U.S. mails, postage prepaid, certified or registered, return receipt requested; or (b) sent by overnight courier, charges prepaid, with a confirming fax; to the following address. Either party may change such address at any time by written notice to the other party.

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                                       17

         If to ORBITZ:

                  ORBITZ, LLC
                  200 South Wacker Drive, Suite 1900
                  Chicago, IL 60606
                  Attn:  General Counsel
                  Fax:  312-894-5001
                  Phone:  312-894-5000


         If to PEGASUS:

                  Pegasus Solutions, Inc.
                  3811 Turtle Creek Boulevard
                  Suite 1100
                  Dallas, TX 75219
                  Attn: General Counsel
                  Tel: 1 (214) 528 5656
                  Fax: 1 (214) 528 5675


         16.4 ASSIGNMENT.

                  (a) Neither party may assign this Agreement, or any portion thereof, to any third party unless the other party expressly consents to such assignment in writing.

                  (b) Notwithstanding the foregoing, PEGASUS, in its sole discretion at any time prior to the Launch Date, upon notice to ORBITZ, may assign this Agreement and all of its rights and obligations hereunder to any joint venture or similar entity formed by at least three (3) of the hotel companies listed in Section 2.5 hereof and currently known as "Hotel Outlet"; provided that (i) such entity offers Travel Inventory as part of its ordinary course of business, (ii) the Preferred Distribution Agreements are assigned to such entity by PEGASUS, and (iii) such entity agrees, in writing, to be bound by, observe, perform and fulfill all the terms and conditions of this Agreement to the same extent as if it had been originally named as a party to this Agreement and to assume every obligation and liability of PEGASUS to the same extent as though it had been named as a party to this Agreement. Any such assignment shall be deemed a novation of this Agreement and shall release PEGASUS from any and all obligations and liabilities relating hereto.

                  (c) All terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and each of their permitted transferees, successors and assigns.

         16.5 SEVERABILITY. In the event that any provision of this Agreement is found invalid or unenforceable pursuant to judicial decree or decision, the remainder of this Agreement shall remain valid and enforceable according to its terms. The parties intend that the provisions of this Agreement be enforced to the fullest extent permitted by applicable law. Accordingly, the parties agree that if any provisions are deemed not enforceable, they shall be deemed modified to the extent necessary to make them enforceable.

                                                                   CONFIDENTIAL

         16.6 ENTIRE AGREEMENT; MODIFICATION; NO OFFER. The parties hereto agree that this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and merges all prior and contemporaneous communications. Notwithstanding the foregoing, the Third Party Private Label Interface entered into between the parties as of December 15, 2000 (the "Interface Agreement") shall remain in full force and effect and shall not be superseded by this Agreement, except that to the extent of any inconsistency or conflict between the terms of the Interface Agreement and this Agreement, this Agreement shall have precedence; provided, however, that, in the event this Agreement is assigned pursuant to Section 16.4 hereof, any assignee of this Agreement shall not assume or be otherwise bound to the Interface Agreement. This Agreement shall not be modified except by a written agreement dated subsequent hereto signed on behalf of each party by its duly authorized representatives. Neither this Agreement nor any written or oral statements related hereto constitute an offer, and this Agreement shall not be legally binding until executed by both parties hereto.

         16.7 BINDING EFFECT. Subject to the limitations set forth herein, this Agreement will inure to the benefit of and be binding upon the parties, their successors, administrators, heirs, and permitted assigns.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized representative as of the dates indicated below.

         PEGASUS

PEGASUS SOLUTIONS, INC.                      ORBITZ, LLC

By:      /S/ JOHN F. DAVIS III                By:    /S/ STEVE HAFNER
         ---------------------                       ------------------------


Name:    JOHN F. DAVIS III                    Name:  STEVE HAFNER
         ---------------------                       ------------------------


Title:   CHAIRMAN/CEO                         Title: VP, BUSINESS DEVELOPMENT
         ---------------------                       ------------------------


Date:    1/7/02                               Date:  1/7/2002
         ---------------------                       ------------------------


                                                                   CONFIDENTIAL

                                    EXHIBIT A

                            SERVICES & FUNCTIONALITY

PEGASUS shall provide the following Services:

A. Development, operation and maintenance of the Travel Inventory Datafeed, in accordance with the following specifications, for use by
Users via the ORBITZ Web Site:

         1. DATABASE. PEGASUS will provide ORBITZ with access to a database identifying Participating Properties. All updates to such database will be provided to ORBITZ through a nightly automated batch processing service, and will include all property information and images loaded into such database.

         2. HOTEL RATES AND AVAILABILITY. PEGASUS will provide ORBITZ with access to real-time rate and availability data relating to Participating Properties and will provide ORBITZ with the ability to search across Participating Properties with respect to rates and availability. Functionality provided by PEGASUS to ORBITZ will include the ability to search and display Marked-Up Rates, room categories and availability status with respect to Travel Inventory.

         3. RESERVATION FUNCTION. PEGASUS will enable functionality to allow Users to make real-time Reservations and cancellations thereof. Each confirmation of a Transaction transmitted by PEGASUS to ORBITZ will include a confirmation number.

         4. MERCHANT PROCESSING. PEGASUS will transmit for processing, on a real-time, secure basis, online credit card charges authorized by Users purchasing Transactions on ORBITZ. PEGASUS will manage all aspects of the implementation, development and support of such processing and will provide mutually-agreed upon support to ORBITZ Customer Services for the purpose of resolving issues associated with such processing.


         5. IMPLEMENTATION SUPPORT. PEGASUS will use commercially reasonable efforts to provide dedicated development, technical and product support to ORBITZ as reasonably necessary to facilitate successful implementation of the Travel Inventory Datafeed on the ORBITZ Web Site.

B. Development and implementation of the following functionality with respect to the Travel Inventory Datafeed, for use by customers via the ORBITZ Web Site no later than December 31, 2002, or such other date as the parties mutually agree upon:

         1. MODIFICATIONS. PEGASUS will enable functionality to allow Users to make real-time modifications of Reservations (including addition or reduction of room nights or guest rooms) to the extent such functionality is available from the Participating Chains.

C.       Maintenance of Preferred Distribution Agreements as set forth in
Section 2.5.

                                                                   CONFIDENTIAL

                                    EXHIBIT B

                    SERVICE LEVELS AND SERVICE LEVEL CREDITS

System Availability

REQUIREMENT

Minimal downtime, optimal system availability:

                  --------------------------------------------------
                       SERVICE LEVEL             MEASUREMENT
                  --------------------------------------------------
                      Minimum Standard             [***]%
                  --------------------------------------------------


DEFINITION

System availability is defined as having access to the Travel Inventory and the functionality of the Travel Inventory Datafeed, as such access and functionality are described in the Agreement and Exhibit A. ORBITZ must provide notification to PEGASUS within [***] minutes of when system availability has been interrupted, as reflected in the logs of ORBITZ's monitoring systems, in order for such interruption to be included in the calculation of the service level; provided, however, that such service level calculation, and any service level credit calculation, shall be based upon the time that system availability has been interrupted, not upon the time that ORBITZ notified PEGASUS of such interruption, so long as ORBITZ has provided PEGASUS with proper notification.

MEASUREMENT

System availability shall be measured every [***] minutes and averaged over each calendar month.

CALCULATION OF SERVICE LEVEL CREDIT:

The system availability requirements set forth in this Exhibit B shall be suspended during the first full calendar month and any partial calendar month immediately following the Launch Date.

Notwithstanding any other provisions of this Exhibit B, during the [***] through the [***] full calendar months following the Launch Date PEGASUS shall pay to ORBITZ, with respect to each calendar month during which system availability is less than [***]%, the following amounts:

During the [***] through the [***] full calendar months following the Launch
Date:


                  -----------------------------------------------------
                   SYSTEM AVAILABILITY DURING        AMOUNT PAID
                       THE CALENDAR MONTH

                  -----------------------------------------------------


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



                  -----------------------------------------------------
                  Less than [***]% but more             $[***]
                  than [***]%
                  -----------------------------------------------------
                  Less than or equal to [***]%          $[***]
                  but more than [***]%
                  -----------------------------------------------------
                  Less than or equal to [***]%          $[***]
                  -----------------------------------------------------


During the [***] through the [***] month following the Launch Date:


                  --------------------------------------------------

                     SYSTEM AVAILABILITY          AMOUNT PAID
                  DURING THE CALENDAR MONTH
                  --------------------------------------------------
                  Less than [***]%  but             $[***]
                  more than [***]%
                  --------------------------------------------------

                  Less than or equal to             $[***]
                  [***]% but more than
                  [***]%
                  --------------------------------------------------

                  Less than or equal to             $[***]
                  [***]%
                  --------------------------------------------------


After the [***] full month following the Launch Date, PEGASUS shall pay to ORBITZ, with respect to each calendar month during which system availability is less than [***]% an amount equal to the greater of (A) the product of (i) the number of Transactions occurring during such month, multiplied by (ii) $[***] or
(B) $[***].

CONTINUOUS NON-PERFORMANCE

Notwithstanding anything to the contrary in the Agreement, during the first twelve months following the Launch Date ORBITZ shall be entitled to terminate the Agreement, without financial penalty, and as its sole and exclusive remedy, after [***] or more consecutive months during which system availability is less than [***]%; provided that ORBITZ shall be entitled to exercise such right only during the [***] days following the end of the [***] such month.

Notwithstanding anything to the contrary in the Agreement, after the [***] of the Launch Date ORBITZ shall be entitled to terminate the Agreement, without financial penalty, and as its sole and exclusive remedy, after [***] or more consecutive months during which system availability is less than [***]%, provided that ORBITZ shall be entitled to exercise such right only during the [***] days following the end of the [***] such month.

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

EXCEPTIONS

Outages due to the following circumstances shall not be considered an interruption in system availability for the purposes of measurement or calculation of the Service Level:


         - Failures outside of PEGASUS' facilities or reasonable control, including, but not limited to, server hardware or software, network software or hardware, communications lines and domains not resolved by PEGASUS-controlled DNS servers

         - ORBITZ-supplied materials, including, but not limited to, failures in any front-end HTML or Javascript supplied by ORBITZ

         - Scheduled maintenance within the specified maintenance windows in this Agreement or other written agreements between ORBITZ and PEGASUS

         -    Anything beyond the reasonable control of PEGASUS

SCHEDULED MAINTENANCE

Unless agreed upon in writing between ORBITZ and PEGASUS, regularly scheduled maintenance and updates of the Travel Inventory Datafeed shall occur only upon no less than 5 business days advance notice from PEGASUS to ORBITZ. In advance of any scheduled maintenance, PEGASUS will notify ORBITZ no less than 48 hours in advance of the start of the maintenance period for the planned outage. PEGASUS shall use commercially reasonable efforts to schedule such maintenance and updates during hours in which minimal User access occurs.

ESCALATION PROCEDURES

PEGASUS will use commercially reasonable efforts to promptly log, research and resolve Travel Inventory Datafeed performance issues reported by ORBITZ to PEGASUS. ORBITZ shall report Travel Inventory Datafeed performance issues to PEGASUS by telephone to the PEGASUS Help Desk. In the event of a Severity 1 or Severity 2 issue as defined below, PEGASUS will contact ORBITZ by telephone within the time periods indicated below to initiate the parties' attempts to research and resolve each Travel Inventory Datafeed performance issue reported by ORBITZ. ORBITZ agrees to take such commercially reasonable actions within its control as are required to resolve any reported Travel Inventory Datafeed performance issues.

Severity 1:     Travel Inventory Datafeed not available or serious business impact. PEGASUS shall contact ORBITZ within thirty (30) minutes of receiving ORBITZ's report of the performance issue.
                PEGASUS and ORBITZ will each use commercially reasonable efforts to provide resources as reasonably necessary without regard to normal business hours to research and resolve the performance issue.

Severity 2:     Substantial business impact - e.g., slow site response
                time. PEGASUS shall contact ORBITZ within sixty (60) minutes of receiving ORBITZ's report of the performance issue. PEGASUS and ORBITZ will use commercially reasonable


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

                efforts to provide such resources as reasonably necessary during normal business hours to research and resolve the performance issue.

Severity 3:     Nuisance - operational performance of the Travel Inventory
                Datafeed is impaired while most business operations remain functional. PEGASUS and ORBITZ will each use commercially reasonable efforts to provide such resources as reasonably necessary during normal business hours to research and resolve the performance issue.

Severity 4:     Information.  PEGASUS and ORBITZ will provide resources
                during normal business hours to provide information assistance.

CONTINUOUS NON-PERFORMANCE

Notwithstanding anything to the contrary in this Agreement, ORBITZ shall be entitled to terminate this Agreement, without financial penalty, and as its sole and exclusive remedy, upon PEGASUS' failure in [***] or more instances in any [***] to contact ORBITZ within the timeframes set forth above following ORBITZ's report of a Severity 1 or Severity 2 performance issue, provided that ORBITZ shall be entitled to exercise such right only if (i) ORBITZ notifies PEGASUS in writing of each such failure within [***] business days of the occurrence of each such failure, and (ii) ORBITZ exercises such right within [***] days following the end of such quarter.



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

                                    EXHIBIT C

                              ADVERTISING AGREEMENT

ADVERTISING TERMS AND CONDITIONS

1.  INSERTION ORDERS.
These terms and conditions ("Standard Terms") shall govern any insertion order ("IO") submitted by the advertiser or its agency (collectively, "Advertiser"). Advertiser and its agency (if applicable) shall be jointly and severally responsible under the IO and Standard Terms (collectively, "Agreement"). Subject to these Standard Terms, Orbitz agrees to make commercially reasonable efforts to display the Advertisements set forth in the IO on the dates specified in the IO.

2.  TERMS OF PAYMENT.
If Orbitz has not extended credit to Advertiser (in its sole discretion), Advertiser will pay Orbitz before the Start Date set forth in the IO. If Orbitz approves a credit request, Orbitz will invoice Advertiser as set forth in the IO and Advertiser will pay Orbitz within thirty (30) days of the invoice date. Any late payment will accrue interest at the lesser of the U.S. Prime Rate of interest plus 3% per month or the maximum interest allowable under applicable law. If Advertiser fails to make payment, Advertiser will be responsible for all reasonable expenses (including attorneys' fees) incurred by Orbitz in collecting such amounts. All payments due hereunder are in U.S. dollars and are exclusive of any applicable taxes, for which Advertiser shall be responsible.

3.  SUBMISSION OF ADVERTISING.
Advertiser will deliver all Advertisements to Orbitz no later than 10 business days before the scheduled Start Date. Advertiser hereby grants to Orbitz a non-exclusive, worldwide, fully paid license to use, perform, reproduce, display, transmit and distribute the Advertisement and all contents therein, including Advertiser's trademarks and logos, in accordance herewith.

4.  POSITIONING.
Except as otherwise expressly provided in the IO, the timing and positioning of Advertisements within the Orbitz web site or on any page of the Orbitz web site is at the sole discretion of Orbitz.

5.  RIGHT TO REJECT ADVERTISEMENT.
Orbitz reserves the right to reject, suspend, or cancel any Advertisement (a) for failure to comply with its then-current generally applicable policies concerning the technical specifications for and content of advertising, (b) if directed to do so by any law enforcement agency, court, or other governmental agency, or (c) if it determines, in its sole discretion, that the Advertisement may subject Orbitz to criminal or civil liability for any reason. Orbitz' remedies under this Section shall be in addition to and not in exclusion of any other remedy set forth in this Agreement.

6.  STATISTICS.
Orbitz makes no representations regarding usage statistics, impressions, click-throughs or other statistical measurements (collectively, "Measurement Units") other than those expressly set forth in the IO. Advertiser acknowledges that delivery statistics provided by Orbitz are the official and definitive measurements of Orbitz' performance on any delivery obligations provided in the IO. No other measurements or usage statistics (including those of Advertiser or any third party) shall be accepted by Orbitz or have any effect on this Agreement. An "impression" means each occurrence of a display of an Advertisement and a "click through" means each time an Orbitz web site user ("User") clicks on an Advertisement.

7.  NO WARRANTY.
ORBITZ HEREBY DISCLAIMS ALL WARRANTIES, CONDITIONS, REPRESENTATIONS, INDEMNITIES AND GUARANTEES WITH RESPECT TO ANY MATTER HEREUNDER, INCLUDING WITHOUT LIMITATION, PLACEMENT OF ADVERTISING AND ANY OTHER SERVICES PROVIDED, WHETHER EXPRESS OR IMPLIED, ARISING BY LAW, CUSTOM, PRIOR ORAL OR WRITTEN STATEMENTS BY ORBITZ, OR OTHERWISE (INCLUDING, BUT NOT LIMITED TO ANY WARRANTY OF SATISFACTORY

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

QUALITY, MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT).

8.  LIMITATIONS OF LIABILITY.
a. Remedy. If Orbitz fails to publish an Advertisement in accordance with the schedule provided in the IO, fails to deliver the number of Measurement Units specified in the IO (if any) by the End Date specified in the IO, or in the event of any other failure, technical or otherwise of such Advertisement to appear as provided in the IO, the sole liability of Orbitz, if any, and exclusive remedy of Advertiser shall be limited to, at Orbitz' sole discretion, placement of a mutually agreeable substitute Advertisement at a later time in a comparable position, extension of the End Date specified in the IO until the total Measurement Units are delivered, or a pro rata refund of pre-paid advertising fees (if any) attributable to undelivered Measurement Units for the then-current Term. C. NO CONSEQUENTIAL DAMAGES. UNDER NO CIRCUMSTANCES WILL ORBITZ BE LIABLE FOR CONSEQUENTIAL, INDIRECT, SPECIAL, PUNITIVE OR INCIDENTAL DAMAGES OR LOST PROFITS, WHETHER FORESEEABLE OR UNFORESEEABLE, BASED ON CLAIMS OF ADVERTISER, ITS APPOINTEES OR ITS OR THEIR CUSTOMERS (INCLUDING, BUT NOT LIMITED TO, CLAIMS FOR LOSS OF GOODWILL, USE OF OR RELIANCE ON THE SERVICES PROVIDED HEREUNDER, STOPPAGE OF OTHER WORK OR IMPAIRMENT OF OTHER ASSETS), ARISING OUT OF BREACH OR FAILURE OF EXPRESS OR IMPLIED WARRANTY, BREACH OF CONTRACT, MISREPRESENTATION, NEGLIGENCE, STRICT LIABILITY IN TORT OR OTHERWISE. IN NO EVENT WILL THE AGGREGATE LIABILITY THAT ORBITZ MAY INCUR IN ANY ACTION OR PROCEEDING EXCEED THE GREATER OF THE TOTAL AMOUNT ACTUALLY PAID TO ORBITZ BY ADVERTISER DURING THE PRECEDING YEAR OR $1000. THE LIMITATIONS, EXCLUSIONS AND DISCLAIMERS SET FORTH IN THIS SECTION WILL NOT APPLY ONLY IF AND TO THE EXTENT THAT THE LAW OR A COURT OF COMPETENT JURISDICTION REQUIRES LIABILITY UNDER APPLICABLE LAW BEYOND AND DESPITE THESE LIMITATIONS, EXCLUSIONS AND DISCLAIMERS.
c. Limitations. Without limiting the foregoing, Orbitz shall have no liability for any failure or delay resulting from any governmental action, fire, flood, insurrection, earthquake, power failure, riot, explosion, embargo, strikes whether legal or illegal, labor or material shortage, transportation interruption of any kind, work slowdown, actions or inaction of Advertiser or third parties, Advertiser's equipment or software and/or any third party equipment not within the sole control of Orbitz, or any other condition affecting production or delivery in any manner beyond the control of Orbitz. Advertiser acknowledges that Orbitz has entered into this Agreement in reliance upon the limitations of liability set forth herein and that the same is an essential basis of the bargain between the parties.

9.  ADVERTISER'S WARRANTIES
a. Authority. Author represents and warrants to Orbitz that: (i) it has the authority to enter into this Agreement, and (ii) Advertiser holds all necessary rights, licenses and consents to permit the use of the Advertisements by Orbitz for the purposes of this Agreement. b. Content. Advertiser represents and warrants to Orbitz that the use, reproduction, distribution, transmission or display of Advertisements, any data regarding Users, and any material to which Users can link, or any products or services made available to Users, through
Advertisements: (i) is not and will not be defamatory, libelous, obscene, indecent, or illegal, (ii) does not and will not violate any right of confidentiality, privacy or publicity of any third party, and (iii) does not and will not violate any copyright, trade-mark, trade secret, or other intellectual property right of any third party.

10.  INDEMNIFICATION.
Advertiser agrees to indemnify, defend and hold Orbitz harmless from and against any and all liability, loss, damages, claims or causes of action, including reasonable legal fees and expenses, arising out of or related to (i) any breach of the representations and warranties in Section 9, or (ii) any third party claim arising from: (a) use of or access to the Advertisements, (b) any material to which the Advertisements link, or (c) any products or services made available, promoted, or advertised through the Advertisement. Advertiser shall not, without the prior written consent of Orbitz, settle, compromise or consent to the entry of any judgment with respect to any pending or threatened claim unless the settlement, compromise or consent provides for and includes an express, unconditional release of all claims, damages, liabilities, costs and expenses, including reasonable legal fees and expenses, against Orbitz.

11.  TERM AND TERMINATION.
a. Term. The term of this Agreement ("Term") commences on the Acceptance Date set forth in the IO and terminates on the End Date set forth in the IO, unless earlier terminated pursuant to this Section. Except as

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

expressly set forth in the IO, any renewal of the IO and acceptance of any additional advertising order shall be at Orbitz' sole discretion. b. Termination. Except as otherwise expressly provided in the IO and this Section, the IO is non-cancelable by Advertiser, and Orbitz may, in its sole discretion and for any reason whatsoever, terminate this Agreement upon 30 days' notice to Advertiser. Either party may terminate this Agreement immediately if the other party is in material breach and fails to cure within thirty (30) days of written notice from the other party. c. Suspension of Advertising. If Advertiser fails to make any payment or otherwise breaches the Agreement, Orbitz may at its sole discretion and option suspend all services for Advertiser until Advertiser remedies the breach. Any failure by Advertiser to deliver acceptable Advertisements to Orbitz in accordance with Sections 3 and 5 shall result in a pro-rata reduction in any commitment by Orbitz to deliver a specific number of Measurement Units commensurate with Advertiser's delay, but will not excuse Advertiser from its obligation to pay for such reserved inventory or result in any right to a refund or credit for Advertiser. Any action taken pursuant to this paragraph will not limit or exclude any other claims or remedies that Orbitz may assert under this Agreement or by law or constitute a breach of any provision of this Agreement. d. Termination Consequences. Upon the expiration or termination of this Agreement for any reason, any rights granted to Advertiser will immediately cease and all fees and other charges for Advertisements placed through the date of termination will be due. If Orbitz terminates this Agreement for material breach or Advertiser fails to provide acceptable Advertisements for Orbitz to display pursuant to this Agreement, Advertiser will remain liable for all fees due hereunder without right of refund or credit. The provisions of Sections 7, 8, 9, 10, 11, and 12 will survive the expiration or termination of this Agreement.

12.  MISCELLANEOUS.
a. Confidentiality. Advertiser shall protect Orbitz' confidential information with reasonable care, and shall not disclose it without Orbitz' prior written permission, unless legally compelled to do so. "Confidential information" is nonpublic information that Orbitz designates as being confidential or that, under the circumstances surrounding receipt, Advertiser should know is treated as confidential by Orbitz, including Orbitz' business policies or practices, usage statistics and other related statistics, technical information, and the terms of this Agreement. b. Assignment. Advertiser may not assign this Agreement or any of its rights or obligations without Orbitz' prior written approval. Any attempt to do so without Orbitz' approval will be void. Orbitz may assign this Agreement or any of its rights or obligations, upon notice to Advertiser, to an affiliated company or to any other company or entity pursuant to a merger, acquisition, sale, corporate reorganization or other similar transaction. c. Interpretation. These Standard Terms and the IO, together with any exhibits attached thereto, constitute the entire agreement between the parties with respect to the subject matter thereto and supersedes all proposals, warranties, prior agreements, or any other communications between the parties relating to the subject matter. In the event of any inconsistency between the IO and the Standard Terms, the Standard Terms shall control. This Agreement will be governed by and interpreted in accordance with the law of the state of Illinois, excluding its conflict of law principles, and the parties hereby consent to the jurisdiction of the federal and state courts located in Cook County, Illinois, waiving any objection to forum non conveniens. Except as otherwise provided above, any waiver, amendment or other modification of this Agreement will not be effective unless in writing and signed by the party against whom enforcement is sought. If any provision of this Agreement is held to be unenforceable, in whole or in part, such holding will not affect the validity of the other provisions of this Agreement.


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